UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 15, 2023, 89bio, Inc. (the “Company”) entered into Amendment No. 1 to the Sales Agreement, dated March 25, 2021 (as amended, the “Sales Agreement”), with SVB Securities LLC and Cantor Fitzgerald & Co. (the “Sales Agents”), pursuant to which the Company may offer and sell from time to time shares of the Company’s common stock, par value $0.001 (the “Shares”), through the Sales Agents. The offering and sale of up to $150,000,000 of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269471) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on January 31, 2023 and declared effective by the SEC on February 14, 2023, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on February 15, 2023.

Sales of the Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Market or on any other existing trading market for the Company’s common stock. The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Sales Agents will act as sales agents and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and the Company. The Company currently intends to use the proceeds of the offering, if any, for development, manufacturing and scale-up, as well as for working capital and other general corporate purposes. The Company may also use a portion of the proceeds to license, acquire or invest in new programs or for drug development activities related to such programs; however, it has no current commitments to do so.

The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act. Under the terms of the Sales Agreement, the Company will pay the Sales Agents a commission of up to 3.0% of the aggregate gross proceeds from each Share sold through it under the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Sales Agents in connection with the offering. The Sales Agreement may be terminated by the Sales Agents or the Company at any time upon notice to the other party, as set forth in the Sales Agreement, or by the Sales Agents at any time in certain circumstances, including the occurrence of a material and adverse change in the Company’s business or financial condition that may materially impair the Sales Agents’ ability to sell the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Gibson, Dunn & Crutcher LLP, counsel to the Company, has issued an opinion to the Company, dated February 15, 2023, regarding the validity of the Shares. A copy of the opinion is filed herewith as Exhibit 5.1.

The description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement and Amendment No. 1 to the Sales Agreement, which are filed herewith as Exhibit 1.1 and Exhibit 1.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Sales Agreement, dated March 25, 2021, by and among 89bio, Inc., SVB Leerink LLC and Cantor Fitzgerald & Co.

1.2	Amendment No. 1 to Sales Agreement, dated February 15, 2023, by and among 89bio, Inc., SVB Securities LLC and Cantor Fitzgerald & Co.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: February 15, 2023	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer